EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-102765, No. 333-102764, and No. 333-85194) of Carmike Cinemas, Inc. of our report dated March 18, 2004 relating to the financial statements schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Atlanta, Georgia
March 30, 2004